Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees, as of May 08, 2013, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Tranzyme, Inc. and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Management, LLC

General Partner

By: /s/ Peter Kolchinsky

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Peter Kolchinsky

Manager

RA CAPITAL MANAGEMENT, LLC

By: /s/ Peter Kolchinsky

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Peter Kolchinsky

Manager

PETER KOLCHINSKY

/s/ Peter Kolchinsky

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